Exhibit 5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 14, 2013, is by and among JGWPT Holdings Inc., a Delaware corporation (together with its successors by merger, acquisition, reorganization, or otherwise, the “Company”), JLL JGW Distribution, LLC, a Delaware limited liability company, and JGW Holdco, LLC, a Delaware limited liability company (collectively, the “JLL Holders”), and each of the other holders of JGWPT Holdings Common Interests (as defined below) that are signatories hereto (collectively, the “Stockholders”).

W I T N E S S E T H

WHEREAS, the Company was formed on June 21, 2013, in anticipation of a proposed initial public offering of shares of Class A common stock, par value $0.00001 per share, of the Company (the “Class A Shares”);

WHEREAS, on the date hereof, the Company acquired an approximately 38.6% equity interest in JGWPT Holdings, LLC, a Delaware limited liability company (“JGWPT Holdings”), and, on November 13, 2013, became the Managing Member of JGWPT Holdings under the Amended and Restated Limited Liability Company Agreement, dated as of November 13, 2013, of JGWPT Holdings (the “Limited Liability Company Agreement”);

WHEREAS, each of the Stockholders is a holder of limited liability company interests in JGWPT Holdings designated as “Common Interests” (“JGWPT Holdings Common Interests”) and, except in the case of PGHI Corp., a Delaware corporation (“PGHI”), shares of Class B common stock, par value $0.00001 per share, of the Company (“Class B Shares”);

WHEREAS, pursuant to the Limited Liability Company Agreement, each of the Stockholders other than PGHI is entitled to exchange JGWPT Holdings Common Interests for Class A Shares from and after the filing by the Company of a mandatory Shelf Registration Statement, and the effectiveness thereof;

WHEREAS, pursuant to the Limited Liability Company Agreement, PGHI is entitled to exchange JGWPT Holdings Common Interests for shares of Class C common stock, par value $0.00001 per share, of the Company (“Class C Shares”), which may in turn be converted into Class A Shares, from and after the filing by the Company of a mandatory Shelf Registration Statement, and the effectiveness thereof;

WHEREAS, the parties to this Agreement desire to set forth certain registration rights applicable to the Registrable Securities (as hereinafter defined) held by the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1 The term “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

1.2 The term “Board” shall mean the Board of Directors of the Company.

1.3 The term “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

1.4 The term “Company IPO” shall mean the initial offering by the Company of Class A Shares to the public through underwriters pursuant to the registration statement on Form S-1 (333-191585).

1.5 The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 The term “Fair Market Value” shall mean, provided that the provisions for exchange set forth in Article IX of the Limited Liability Company Agreement remain applicable and in effect, any JGWPT Holdings Common Interests, the volume weighted average sale price per Class A Share on the New York Stock Exchange on such date, or if Class A Shares are not listed on the New York Stock Exchange, on the principal national securities exchange on which the Class A Shares are then listed or, if the Class A Shares are not listed on a national securities exchange, an automated quotation system on which the Class A Shares are then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)), and if the Class A Shares are not then listed on a national securities exchange or authorized for quotation on an automated quotation system, such value as the Board, in its reasonable discretion, shall determine.

1.7 The term “Lock-Up Period” shall mean the period of one hundred eighty (180) days immediately following the date of the pricing of the Company IPO (or such lesser number of days as may be agreed to by the representatives of the underwriters of the Company IPO, whether under the terms of an applicable lock-up agreement or otherwise, it being understood that as used herein the term “Lock-Up Period” shall mean, with respect to any holder and any particular Shares, the actual number of days agreed to by the representatives of the underwriters with respect to such holder and such Shares).

1.8 The term “Notice and Questionnaire” shall mean a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

1.9 The term “Notice Stockholder” shall mean, on any date, any Stockholder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

1.10 The term “Permitted Transferee” shall have the meaning set forth in the Limited Liability Company Agreement.

1.11 The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, or other entity and shall include any successor (by merger or otherwise) of such entity.

1.12 The term “Public Offering” shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form, (ii) the Shelf Registration Statement, or (iii) a registration statement filed on Form S-8 or any successor form).

1.13 The term “Registrable Securities” shall mean the Shares (as hereinafter defined); provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (iii) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

1.14 The term “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.15 The term “Shares” shall mean (i) all Class A Shares owned by the Stockholders as of the date hereof; and (ii) additional Class A Shares acquired by the Stockholders in any manner after the date hereof.

1.16 The term “Transfer” shall mean any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of any Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or taking a pledge of, any of the Shares; provided, however, that the transfer of an interest in any of the Stockholders shall not be deemed to be a transfer.

ARTICLE II
REGISTRATION RIGHTS

2.1 Demand Registrations.

(a) Requests for Registration. At any time after the expiration of the Lock-Up Period, (i) the JLL Holders that beneficially own Class A Shares by virtue of the right to exchange JGWPT Holdings Common Interests for Class A Shares pursuant to the Limited Liability Company Agreement, (ii) PGHI (together with its Permitted Transferees that hold Class A Shares (including Class A Shares beneficially owned by virtue of the right to convert Class C Shares into Class A Shares pursuant to the Company’s Amended and Restated Certificate of Incorporation and Class A Shares beneficially owned by virtue of the right to exercise warrants pursuant to the warrants issued by the Company to PGHI on the date hereof)) and (iii) any Stockholder or group of Stockholders that beneficially own Class A Shares by virtue of the right to exchange JGWPT Holdings Common Interests that were issued upon conversion of former “Preferred Interests” in JGWPT Holdings (“Former Preferred Interestholders”) for Class A Shares pursuant to the Limited Liability Company Agreement), shall each be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”). Any demand by PGHI or its Permitted Transferees pursuant to clause (ii) of the immediately preceding sentence shall only be made by holders of at least twenty percent (20%) of the aggregate number of JGWPT Holdings Common Interests held by PGHI as of July 12, 2011, and any demand by Former Preferred Holders pursuant to clause (iii) of the immediately preceding sentence shall only be made by holders of at least thirty-three percent (33%) of the JGWPT Holdings Common Interests outstanding that were issued upon conversion of former “Preferred Interests” in JGWPT Holdings (other than JGWPT Holdings Common Interests held by the JLL Holders). Such Demand shall specify: (A) the aggregate number of Registrable Securities requested to be registered, (B) the intended method of distribution in connection with such Demand Registration to the extent then known and (C) the identity of each Stockholder (a “Demanding Holder”) requesting such Demand. Within ten (10) business days after receipt of a Demand, the Company shall give written notice of such Demand (an “Incidental Registration Notice”) to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) business days after the receipt by such Stockholder of the Company’s notice required by this paragraph; provided that (x) any Stockholder who seeks to exercise his, her or its rights under this Section 2.1(a) shall be required to exchange his, her or its JGWPT Holdings Common Interests for Class A Shares within ten (10) days of such Stockholder’s receipt of the Incidental Registration Notice; and provided further, that the Company shall not be required to file any registration statement covering Registrable Securities with an aggregate Fair Market Value less than $10 million.

(b) Each Stockholder wishing to sell Registrable Securities pursuant to a Demand Registration agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities pursuant to a Demand Registration, and the Company shall provide that the Stockholder delivering such Notice and Questionnaire is named as a selling security holder in the Demand Registration and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Stockholder that is not a Notice Stockholder as a selling security holder in any registration statement under the Securities Act or related prospectus; provided, however, that any Stockholder that becomes a Notice Stockholder pursuant to the provisions of this Section 2.1(b) shall be named as a selling security holder in the Demand Registration in accordance with the requirements of this Section 2.1(b).

(c) Number and Timing of Demands. The JLL Holders, PGHI (together with its Permitted Transferees), and the Former Preferred Holders shall each be entitled to no more than one (1) Demand Registration in any twelve (12) month period and shall not be permitted to exercise their Demand rights pursuant to this Section 2.1 until the expiration of the Lock-Up Period.

(d) Satisfaction of Obligations. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 2.3 hereof), and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred eighty (180) days or such shorter period during which all Registrable Securities included therein have been disposed of thereunder in accordance with the method of distribution set forth in such registration statement.

(e) Availability of Short Form Registrations. The Company shall use its reasonable best efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

(f) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than one hundred eighty (180) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a “firm commitment” underwritten registration in which all Stockholders were given “piggyback” rights pursuant to Section 2.2 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each such Stockholder exercising such piggyback rights was permitted to include in such registration seventy-five percent (75%) of the Registrable Securities that such Stockholder sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding Holders shall have the right to withdraw such Demand in accordance with Section 2.3 hereof.

(g) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding Holders. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company)) advises the Company and the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article II, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the Demanding Holders of Registrable Securities sought to be registered therein are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i) first, the number of Registrable Securities sought to be registered by each of the Demanding Holders pro rata in proportion to the number of Registrable Securities sought to be registered by all such sellers; and

(ii) second, if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number.

(h) Selection of Underwriters. If the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders request that such Demand Registration be an underwritten offering, then the Company shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders, which approval shall not be unreasonably conditioned, withheld or delayed.

(i) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration pursuant to an Exchange Registration Statement (as such term is defined in Section 2.4 below), a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 2.1(e) hereof.

2.2 Piggyback Registrations.

(a) Right to Piggyback. Subject to the last sentence of this Section 2.2(a), and the other conditions set forth herein, at any time following completion of the Company IPO, whenever the Company proposes to conduct a Public Offering (a “Piggyback Registration”), the Company shall give all Stockholders prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder given within ten (10) business days of such Stockholder’s receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion; provided that (x) any Stockholder who seeks to exercise his rights under this Section 2.2(a) shall be required to exchange his, her or its JGWPT Holdings Common Interests for Class A Shares within ten (10) days of such Stockholder’s receipt of the Piggyback Notice; provided, however, that any exchange pursuant to clause (x) above may be made contingent upon the sale of the Registrable Securities issued upon such exchange pursuant to such Piggyback Registration, it being understood that any such contingent exchange shall become effective immediately prior to such sale of Registrable Securities.

(b) Each Stockholder wishing to sell Registrable Securities pursuant to a Piggyback Registration agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities pursuant to a Demand Registration, and the Company shall provide that the Stockholder delivering such Notice and Questionnaire is named as a selling security holder in the Piggyback Registration and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Stockholder that is not a Notice Stockholder as a selling security holder in any registration statement under the Securities Act or related prospectus; provided, however, that any Stockholder that becomes a Notice Stockholder pursuant to the provisions of this Section 2.2(b) shall be named as a selling security holder in the Piggyback Registration in accordance with the requirements of this Section 2.2(b).

(c) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities sought to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to “piggyback” or other incidental or participation registration rights) such registration (such demand rights being “Other Demand Rights” and such Persons being “Other Demanding Sellers”), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”) and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith, shall have determined, and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers pro rata in proportion to the Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

(ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by the Company, if applicable, and each Other Demanding Seller and any Stockholder that has requested rights pursuant to Section 2.2(a) above and become a Notice Stockholder pursuant to Section 2.2(b) above, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, Stockholders and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number.

(d) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as hereinafter defined) in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold $20 million of aggregate Fair Market Value of Registrable Securities as of such date then such holders may continue such registration as an underwritten Demand Registration, and if the Piggyback Sellers of such a registration hold $10 million of aggregate Fair Market Value of Registrable Securities as of such date then such holders may continue such registration as a non-underwritten Demand Registration. The continuation of such registration shall be counted as a Demand for all Stockholders who participate in such registration.

2.3 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company at least five (5) business days prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $20 million of aggregate Fair Market Value as of such date or, in the case or a non-underwritten Demand Registration, such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below $10 million of aggregate Fair Market Value as of such date, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 2.3, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding Holders pursuant to Section 2.1(e) hereof, (iii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding Holders prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Demanding Holders subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by the Demanding Holders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Stockholders reimburse the Company for its reasonable out-of-pocket expenses (but not including any Internal Expenses, as hereinafter defined) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of the Stockholders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the immediately preceding sentence.

2.4 Mandatory Shelf Registration. The Company shall use its reasonable best efforts, at its sole expense, to file with the Commission prior to the expiration of the Lock Up Period, a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company providing for (a) the exchange, from time to time, of all JGWPT Holdings Common Interests held by any Stockholder other than PGHI for Class A Shares and (b) the resale, pursuant to Rule 415 under the Securities Act from time to time, of (i) such Class A Shares received upon such exchange by such Stockholders and (ii) Class A Shares received by PGHI either upon conversion of Class C Shares or upon exercise of the warrants granted by the Company to PGHI pursuant to the two Warrant Agreements, each dated as of November 14, 2013 (the “Shelf Registration Statement”). The Company will notify each such Stockholder, within five (5) business days after the date on which the Shelf Registration Statement is first filed with the Commission, of the filing. The Company will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable after such filing, subject to Section 2.6(d). The Company further agrees to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, subject to Section 2.6(d), until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition or Rule 144 under the Securities Act (or any successor rule). The filing of the Shelf Registration Statement will not affect the inclusion of any Registrable Securities in any other Registration Statement hereunder.

2.5 Holdback Agreements. Except as may be agreed to by the underwriters with respect to any Stockholder, each Stockholder agrees not to effect any public sale or distribution (including, without limitation, sales pursuant to Rule 144 of the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date on which the Company intends, or in the case of a Demand Registration, the Demanding Holders intend, to commence a Public Offering (as set forth in the notice thereof provided by the Company or the Demanding Holders, as applicable) through the ninety (90) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Stockholders shall not be obligated to comply with this Section 2.5 on more than one (1) occasion in any nine (9) month period.

2.6 Registration Procedures.

(a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 2.2(d) hereof) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall as expeditiously as possible, and, in any event, within sixty (60) days of receipt of such request:

(i) prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its reasonable best efforts to cause such registration statement to become effective within one hundred twenty (120) days of the date thereof;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than one hundred eighty (180) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the method of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

(iii) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Demanding Holders of a majority of the Registrable Securities held by the Demanding Holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

(iv) promptly (i) notify each seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threat of any proceedings with respect to any of the foregoing and (ii) use its reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

(vi) if requested by the managing underwriter or underwriters of any registration or by the Demanding Holders of a majority of the Registrable Securities held by the Demanding Holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders shall reasonably furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

(vii) use its best efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

(viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement (and prepare and file and cause to become effective a post-effective amendment to such registration statement) so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(ix) cause all such Registrable Securities to be listed on the New York Stock Exchange, Nasdaq Stock Market and/or any other national securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system (“Nasdaq”) and, if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a”national market system security” within the meaning of Regulation NMS under the Exchange Act, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement or as otherwise required to be disclosed pursuant to the Securities Act and the rules promulgated thereunder, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

(xi) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

(xii) permit any Stockholder, which Stockholder, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and such holder’s counsel should be included;

(xiii) in the case of an underwritten offering, use reasonable best efforts to furnish to each seller of Registrable Securities and each underwriter of such offering a signed counterpart of (x) an opinion of counsel for the Company and (y) a comfort letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as are customarily covered by such legal opinions and comfort letters;

(xiv) not permit any officer, manager, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of a majority of Stockholders of Registrable Securities covered in any such registration statement and any underwriter; and

(xv) use reasonable best efforts to have officers of the Company participate in “road shows” for any Demand Registration and analyst or investor presentations and such other selling or informational activities as are customary for transactions similar to the planned disposition of securities requested by the Demanding Holders or the managing underwriter for such offerings.

(xvi) take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(b) Underwriting. Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to underwritten public offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(viii) hereof, such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(viii) hereof and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred eighty (180)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(viii) hereof to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d) Suspensions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under any registration statement for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12-month period (a “Suspension Period”) if the Company shall determine that it is required to disclose in any such registration statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or the holders of its equity securities. Immediately upon receipt of such notice, the Stockholders shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the applicable registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents, if any, in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents, if any, in connection therewith (excluding discounts and commissions), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to comfort letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company. The Company shall be responsible for the fees and expenses of one (1) firm of attorneys retained by all of the Stockholders in the aggregate in connection with the sale of Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, “Internal Expenses”) and, except as otherwise provided in this Section 2.7, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

2.8 Indemnification.

(a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, managers, partners, stockholders, members, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the “Losses”) caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by or on behalf of such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same as required by Article II hereof. In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

(b) By Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish, or cause to be furnished, to the Company in writing information regarding such holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by or on behalf of such holder and such information was actually used by the Company in a final prospectus or a post-effective amendment; provided, however, that each holder’s obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

(e) Survival. The indemnification obligations of the Company and the Stockholders selling Registrable Securities under this Section 2.8 shall survive until the first anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.

ARTICLE III
MISCELLANEOUS

3.1 Term. The rights of Stockholders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

3.2 Specific Performance. Each of the Stockholders acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The Stockholders hereby agree that, in addition to any other remedy to which any party may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

3.3 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

3.4 Entire Agreement. This Agreement and the Limited Liability Company Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof. They supersede any prior agreement or understanding among the parties, and they may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto or thereto, or their respective successors or assigns, or otherwise as provided herein or therein.

3.5 Confidentiality. Except as required by law, no party shall disclose any term of this Agreement or any related agreement, including the Limited Liability Company Agreement, to any third party without the prior written consent of the other parties. Notwithstanding the foregoing, the parties may share such information with their respective investors, provided such investors agree to keep such information confidential.

3.6 Expenses. Except as set forth in Section 2.6 hereof, each party agrees that such party shall bear its own expenses incurred in connection with this Agreement.

3.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered, or if mailed (registered or certified mail, postage prepaid, return receipt requested), on the third (3rd) business day following mailing as follows:

If to the Company, to:

JGWPT Holdings Inc.

201 King of Prussia Road, Suite 501

Radnor, PA 19087-5148

Attn: Stephen Kirkwood, Esq.

Telephone: (484) 434-2350

Fax: (855) 285-5089

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

920 N. King Street

Wilmington, Delaware 19801

Attn: Steven J. Daniels, Esq.

Telephone: (302) 651-3240

Fax: (302) 552-3240

and

Reed Smith LLP

1650 Market Street, Suite 2500

Philadelphia, Pennsylvania 19103

Attn: Lori L. Lasher, Esq.

Telephone: (215) 851-8136

Fax: (215) 851-1420

If to the Stockholders, to the addresses of the Stockholders as set forth in the books and records of the Company.

3.8 Applicable Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

3.9 Jurisdiction; Service of Process. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction or other agreement contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction or other agreement contemplated hereby in any court other than the Court of Chancery of the State of Delaware, or if the Court of Chancery lacks subject matter jurisdiction, any other Delaware state court or any federal court sitting in the state of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction or other agreement contemplated hereby.

3.10 Severability. The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

3.11 Successors; Assigns; and Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns. Any of the Stockholders’ “Permitted Transferees” under the terms of the Limited Liability Company Agreement and any transferee or assignee of the JLL Holders will be permitted to enter into this Agreement by means of a joinder agreement and to benefit from the registration rights applicable to Registrable Securities held by such transferring Stockholder. Except as expressly provided herein, neither this Agreement nor the rights or obligations of any Stockholder hereunder may be assigned. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

3.12 Amendments. This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the parties hereto. Notwithstanding the foregoing, each party agrees that if any Person who holds Class A Shares (or securities that are exchangeable or convertible into Class A Shares) other than a Stockholder, enters into an agreement with the JLL Holders, the Company or any of their respective Affiliates on terms that are more favorable to such holder than those contained in this Agreement with respect to the Stockholders, then this Agreement shall be immediately amended to incorporate such favorable terms in favor of the Stockholders.

3.13 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

3.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

JGWPT HOLDINGS INC.
By:	/s/ Randi K. Sellari
Name: Randi K. Sellari
Title: President

JLL JGW DISTRIBUTION, LLC
By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Authorized Person

JGW HOLDCO, LLC
By:	/s/ David Miller
Name: David Miller
Title: Chief Executive Officer

PGHI CORP.
By:	/s/ James D. Terlizzi
Name: James D. Terlizzi
Title: Chief Executive Officer

HOLDER

CANDLEWOOD SPECIAL SITUATIONS FUND L.P.
By:	Candlewood Investment Group as investment manager

By:	/s/ Michael Lau
Name: Michael Lau
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

R3 CAPITAL PARTNERS MASTER, L.P.
By:	BlackRock Investment Management, LLC, its Investment Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

ARK SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

BGT SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

BLW SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

DSU SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

FRA SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

BR-FRI SUBSIDIARY, LLC
By:	BlackRock Advisers, LLC, as Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

JGW RESTRUCTURING HOLDINGS (LONG 3), LLC
By:	Longhorn CDO III, LTD, its sole member
By:	BlackRock Financial Management, Inc., its Collateral Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

JGW RESTRUCTURING HOLDINGS (BSIS V), LLC
By:	By: BlackRock Senior Income Series V Limited, its sole member
By:	BlackRock Financial Management, Inc., its Collateral Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

JGW RESTRUCTURING HOLDINGS (BSIS IV), LLC
By:	By: BlackRock Senior Income Series IV, its sole member
By:	BlackRock Financial Management, Inc., its Collateral Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

JGW RESTRUCTURING HOLDINGS (BSIS), LLC
By:	BlackRock Senior Income Series, its sole member
By:	BlackRock Financial Management, Inc., its Collateral Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

JGW RESTRUCTURING HOLDINGS (MAG V), LLC
By:	Magnetite V CLO, Limited, its sole member
By:	BlackRock Financial Management, Inc., its Collateral Manager
By:	/s/ C. Adrian Marshall
Name: C. Adrian Marshall
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CANDLEWOOD CREDIT VALUE FUND II, L.P.
By:	/s/ Howard Sullivan
Name: Howard Sullivan
Title: Authorized Signatory

CCVF JGW LLC
By:	/s/ Howard Sullivan
Name: Howard Sullivan
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

ORIX CORPORATE CAPITAL INC. (f/k/a ORIX Finance Corp.)
By:	/s/ Christopher L. Smith
Name: Christopher L. Smith
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC
By:	RBS Securities Inc., its agent
By:	/s/ Jon Weiss
Name: Jon Weiss
Title: Managing Director

DLJ MERCHANT BANKING FUNDING, INC.
By:	/s/ Kenneth J. Lohsen
Name: Kenneth J. Lohsen
Title: Authorized Officer

WHITEHORSE V, LTD.
By:	WhiteHorse Capital Partners, L.P., as collateral manager
By:	WhiteRock Asset Advisor, LLC, its G.P.
By:	/s/ Jay Carvell
Name: Jay Carvell
Title: CFA

[Signature Page to Registration Rights Agreement]

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM
By:	Nomura Corporate Research & Asset Management, as Investment Advisor
By:	/s/ Stephen Kotsen
Name: Stephen Kotsen
Title: Managing Director

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
By:	Nomura Corporate Research & Asset Management, as Investment Advisor
By:	/s/ Stephen Kotsen
Name: Stephen Kotsen
Title: Managing Director

STICHTING PENSIONENFONDS HOOGOVENS
By:	Nomura Corporate Research & Asset Management, as Investment Advisor
By:	/s/ Stephen Kotsen
Name: Stephen Kotsen
Title: Managing Director

NOMURA US ATTRACTIVE YIELD CORPORATE BOND FUND MOTHER FUND
By:	Nomura Corporate Research & Asset Management, as Investment Advisor
By:	/s/ Stephen Kotsen
Name: Stephen Kotsen
Title: Managing Director

[Signature Page to Registration Rights Agreement]

OCEAN TRAILS II TAX SUBSIDIARY
By:	West Gate Horizons Advisors LLC, its Investment Advisor
By:	/s/ Michael Hatley
Name: Michael Hatley
Title: President

OCEAN TRAILS CLO III TAX SUBSIDIARY I
By:	West Gate Horizons Advisors LLC, its Collateral Manager
By:	/s/ Michael Hatley
Name: Michael Hatley
Title: President

[Signature Page to Registration Rights Agreement]

VENTURE IX CDO LIMITED
By:	Its investment advisor, MJX Asset Management LLC

By:	/s/ Hans L. Christensen
Name: Hans L. Christensen
Title: Chief Executive Officer

VENTURE VIII CDO LIMITED
By:	Its investment advisor, MJX Asset Management LLC

By:	/s/ Hans L. Christensen
Name: Hans L. Christensen
Title: Chief Executive Officer

OWS I BLOCKER 1 CORP.

By:	/s/ Jason King & Jenifer Laurie
Name: Jason King & Jenifer Laurie
Title: Assistant Vice President & Authorized Signatory

OWS II BLOCKER 1 CORP

By:	/s/ Jason King & Jenifer Laurie
Name: Jason King & Jenifer Laurie
Title: Assistant Vice President & Authorized Signatory

CARLYLE J.G. WENTWORTH BLOCKER LLC

By:	/s/ Linda Pace
Name: Linda Pace
Title: Managing Director

[Signature Page to Registration Rights Agreement]

RESERVOIR MASTER FUND, L.P.
By:	RMF GP, LLC, its general partner

By:	/s/ Celia Felsher
Name: Celia Felsher
Title: General Counsel & Chief Operating Officer

GMAM GROUP PENSION TRUST II

By:	/s/ Aaron J. Poulin
Name: Aaron J. Poulin
Title: Vice President

JEFFERIES LEVERAGED CREDIT PRODUCTS LLC

By:	/s/ William McLoughlin
Name: William McLoughlin
Title: Senior Vice President

JEFFERIES LLC

By:	/s/ William McLoughlin
Name: William McLoughlin
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

LATITUDE CLO I, LTD.

By:	/s/ Kirk Wallace
Name: Kirk Wallace
Title: Senior Vice President

LATITUDE CLO II, LTD.

By:	/s/ Kirk Wallace
Name: Kirk Wallace
Title: Senior Vice President

LATITUDE CLO III, LTD.

By:	/s/ Kirk Wallace
Name: Kirk Wallace
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

/s/ David Miller
David Miller

/s/ Randi Sellari
Randi Sellari

/s/ Stefano Sola
Stefano Sola

/s/ Alfred J. DeLeo
Alfred J. DeLeo

/s/ Eugene I. Davis
Eugene I. Davis

[Signature Page to Registration Rights Agreement]

/s/ Dallas Aaron
Dallas Aaron

/s/ Michael Aloupis
Michael Aloupis

/s/ Eyal Ardity
Eyal Ardity

/s/ Loredana Astillero
Loredana Astillero

/s/ Paul Benk
Paul Benk

/s/ Steven M. Berkeley
Steven M. Berkeley

/s/ Ann Kirk
Ann Kirk

[Signature Page to Registration Rights Agreement]

/s/ Michael Bezak
Michael Bezak

/s/ Lori Borowski
Lori Borowski

/s/ Victor F. Burgess
Victor F. Burgess

/s/ Joseph Butch
Joseph Butch

/s/ Alberto M. Cairo
Alberto M. Cairo

/s/ Lauren Capriotti
Lauren Capriotti

/s/ Joe Colangelo
Joe Colangelo

/s/ Richard M. Connelly
Richard M. Connelly

[Signature Page to Registration Rights Agreement]

/s/ Dwayne C. Coubarous
Dwayne C. Coubarous

/s/ John Crilley
John Crilley

/s/ Vincent Cruz
Vincent Cruz

/s/ Jessica Daugherty
Jessica Daugherty

/s/ Carol DeLucia
Carol DeLucia

/s/ Dante Desantis
Dante Desantis

/s/ Kaylen Dixon
Kaylen Dixon

/s/ Philip Donahue
Philip Donahue

/s/ Karl Fischer
Karl Fischer

[Signature Page to Registration Rights Agreement]

/s/ Christopher S. Fisher
Christopher S. Fisher

/s/ Marc Franzen
Marc Franzen

/s/ Jennifer Gambol
Jennifer Gambol

/s/ Roger Gasper
Roger Gasper

/s/ Bara A. Goldberg
Bara A. Goldberg

/s/ Samuel I. Gottesman
Samuel I. Gottesman

/s/ Lindsay Grass
Lindsay Grass

/s/ James Grugan
James Grugan

[Signature Page to Registration Rights Agreement]

/s/ Mark Hall
Mark Hall

/s/ Steven Harris
Steven Harris

/s/ Mark Haslam
Mark Haslam

/s/ Daniel Hayes
Daniel Hayes

/s/ Thomas M. Hemler
Thomas M. Hemler

/s/ Kyle Hennessey
Kyle Hennessey

/s/ Douglas M. Hoffman
Douglas M. Hoffman

/s/ Ronald Houser
Ronald Houser

/s/ Amy L. Kaufman
Amy L. Kaufman

[Signature Page to Registration Rights Agreement]

/s/ Michael Kelly
Michael Kelly

/s/ Stephen A. Kirkwood
Stephen A. Kirkwood

/s/ Martin Kushner
Martin Kushner

/s/ Joshua Kyler
Joshua Kyler

/s/ Brian N. Lawlor
Brian N. Lawlor

/s/ Howard Lee
Howard Lee

/s/ Shawn Leonetti
Shawn Leonetti

/s/ Debra Maher
Debra Maher

/s/ Andrew May
Andrew May

[Signature Page to Registration Rights Agreement]

/s/ Keith G. Mayer
Keith G. Mayer

/s/ Michael Mayer
Michael Mayer

/s/ Adam McAllister
Adam McAllister

/s/ Joseph McEntee
Joseph McEntee

/s/ Jacqueline McLeod-Cephas
Jacqueline McLeod-Cephas

/s/ Susan Messner
Susan Messner

/s/ Sharon Miller
Sharon Miller

/s/ Alistair Murphy
Alistair Murphy

/s/ Michael Novak
Michael Novak

[Signature Page to Registration Rights Agreement]

/s/ John F. O’Donovan
John F. O’Donovan

/s/ Sean O’Reilly
Sean O’Reilly

/s/ Roy R. Parker
Roy R. Parker

/s/ Ankur Patel
Ankur Patel

/s/ Michael Pavelic
Michael Pavelic

/s/ Aaron Pendergast
Aaron Pendergast

/s/ Dwight Perry
Dwight Perry

/s/ Lori Pick
Lori Pick

/s/ Spencer Raynor-Smith
Spencer Raynor-Smith

[Signature Page to Registration Rights Agreement]

/s/ Robert T. Rigal
Robert T. Rigal

/s/ David Robinson
David Robinson

/s/ Michael Rodden
Michael Rodden

/s/ Sarah Rowland
Sarah Rowland

/s/ Ana Sofia Santo
Ana Sofia Santo

/s/ Clifton R. Satchell
Clifton R. Satchell

/s/ John Schwab
John Schwab

/s/ George Schwartz
George Schwartz

[Signature Page to Registration Rights Agreement]

/s/ Michael C. Schwartz
Michael C. Schwartz

/s/ Alice Thompson
Alice Thompson

/s/ Chenille Truitt
Chenille Truitt

/s/ Rodney C. Turner
Rodney C. Turner

/s/ Mathew A. Urbanovich
Mathew A. Urbanovich

/s/ Inna Vilenska
Inna Vilenska

/s/ Elizabeth Wallace
Elizabeth Wallace

/s/ Nicole Wesley
Nicole Wesley

[Signature Page to Registration Rights Agreement]

/s/ Daniel P. Whitman
Daniel P. Whitman

/s/ Edward Yi
Edward Yi

/s/ Derek Yoder
Derek Yoder

/s/ Eric Youngblood
Eric Youngblood

/s/ Betsy Zepeda
Betsy Zepeda

[Signature Page to Registration Rights Agreement]